UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 8, 2013

(Date of earliest event reported)

Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-997-7775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On January 11, 2013, the operating subsidiary of Banyan Rail Services Inc., The Wood Energy Group, Inc., a Missouri corporation, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court Southern District of Florida (Case 13-10688-PGH).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2013, Banyan Rail Services Inc. entered into an agreement with Jon D. Ryan, the company’s chief financial officer, agreeing to pay Mr. Ryan a retention bonus of $50,000 on June 30, 2013 or sooner if Mr. Ryan is terminated, other than for cause or misconduct, prior to June 30, 2013. This summary of the agreement is qualified by the complete document, which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Retention Bonus Agreement, dated as of January 8, 2013, by and between Banyan Rail Services Inc. and Jon D. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Christopher J. Hubbert
Title: Secretary

Dated January 14, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retention Bonus Agreement, dated as of January 8, 2013, by and between Banyan Rail Services Inc. and Jon D. Ryan.